UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

WEIKANG BIO-TECHNOLOGY GROUP CO., INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	333-165684	22-2816569
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation or Organization)		Identification No.)

No. 365 Chengde Street, Daowai District, Harbin,

Heilongjiang Province, People’s Republic of China 150020

(Address of principal executive offices) (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act: None.

Title of each class to be registered: None.

Name of each exchange on which each class is to be registered:  None.

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☐

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☒

Securities Act registration statement file number to which this form relates: None.

Securities to be registered pursuant to Section 12(g) of the Act: Common Stock, par value $0.00001 per share.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

Weikang Bio-Technology Group Co., Inc. (the “Registrant”) hereby incorporates by reference the description of its common stock to be registered hereunder in the section captioned “Description of Securities to Be Registered” in the Registrant’s Registration Statement on Form S-1 (File No. 333-172241) filed with the Securities and Exchange Commission (the “Commission”) on February 14, 2011.

Item 2. Exhibits.

Exhibit No.	Description

3.1	Articles of Incorporation of Weikang Bio-Technology Group Co., Inc.*

3.2	By-Laws of Weikang Bio-Technology Group Co., Inc.*

* Previously filed the Company’s Schedule 14C filed with the SEC on May 14, 2008 and incorporated by reference.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

BODISEN BIOTECH, INC.

Date: September 25, 2012	By:	/s/ Yin Wang
		Name:	Yin Wang
		Title:	Chief Executive Officer (Principal Executive Officer)